UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Tessco Technologies Incorporated (the “Company”) has recently taken several steps as part of its regular financial management to increase liquidity as it prepares for continued growth.

Symetra Loan.

On December 30, 2021, TESSCO Reno Holding LLC (“Holding”), an indirect wholly owned subsidiary and now owner of the Company‘s approximately 115,000 square foot operating facility located in Reno Nevada (the “Reno Facility”), borrowed an aggregate sum of $6,500,000 from Symetra Life Insurance Company (“Symetra”), The indebtedness is evidenced by a Real Estate Note dated as of December 21, 2021 of Holding (the “ Note”) that provides for monthly payments of $47,857.78, bears interest at a fixed rate of 3.38% per annum for the first 5 years, is subject to adjustment after 5 years and again after 10 years, and matures in approximately 15 years. The Note and related obligations are secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) on the Reno Facility. The net proceeds from this borrowing transaction (the “Symetra Loan”) have since been applied to repayment of a portion of the revolving balance under the Company’s Revolving Credit Facility with Wells Fargo Bank, National Association. (“Wells Fargo”). An additional $250,000 is to be advanced under the Symetra Loan after roof and possible related repairs to the Reno Facility are satisfactorily completed.

In anticipation of this transaction, the Reno Facility was conveyed by TESSCO Incorporated, a direct wholly-owned subsidiary of the Company (“Tessco Inc.”), to Holding, which was formed for purposes of the Symetra Loan. The Reno Facility was then leased back to Tessco Inc. pursuant to a Lease Agreement, dated December 29, 2021, with triple net terms and monthly base rent of $65,166.67 (the “Lease”). The Symetra Loan is limited recourse to the Reno Facility, with typical exceptions in which case it is recourse to Holding, a special purpose entity formed to own the Reno Facility and related assets.

Also in anticipation of the Symetra Loan, the Company, Tessco Inc. and our other operating subsidiaries, and Wells Fargo, entered into Amendment No 2 to Credit Agreement and Consent dated December 29, 2021 (“Amendment No 2”), which amended the Credit Agreement dated October 29, 2020, by and among the Company and its operating subsidiaries as borrowers or guarantors, and Wells Fargo, as Agent and a Lender (as amended, the “Revolving Credit Agreement”). Pursuant to Amendment No. 2, and subject to its terms and conditions, among other things, Wells consented to the transfer of the Reno Facility and to the Symetra Loan, without requiring that Holding become a borrower or guarantor under the Revolving Credit Agreement.

Through the Symetra Loan, the Company was able to fix a portion of its outstanding indebtedness at a market interest rate, and reduce the outstanding balance under the Revolving Credit Facility, without reducing the overall commitment under the Revolving Credit Agreement. As a result, and without regard to other factors, liquidity was effectively increased.

The foregoing discussion of the Symetra Loan, including the Note, Deed of Trust, Amendment No. 2 and the Lease, is not complete and is qualified in its entirety by reference to the Note, Deed of Trust, Amendment No. 2 and Lease, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.4, respectively, and each of which is incorporated herein by reference.

Wells Amendment No. 3

On January 5, 2022, at the Company’s request, the Company and its operating subsidiaries, and Wells Fargo, entered into Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guaranty and Security Agreement (“Amendment No. 3”), subject to the terms and conditions of which Wells agreed to increase the Commitment under the Revolving Credit Facility from $75 million to $80 million. Among the terms and conditions, the Company agreed to revert to the interest rate margins originally provided for under the terms of the Revolving Credit Facility (and which had previously been modified pursuant to Amendment No. 1 to Credit Agreement), as well as change to the methodology for determining the Applicable Margin, and agreed to a $10 million Availability Block for a one year period, but was relieved of any Fixed Charge Coverage Ratio testing for the same one year period without regard to the amount of Excess Availability during that period. Following this one year period, a $15 million Excess Availability requirement will be imposed unless a Fixed Charge Coverage Ratio of 1:1 is achieved. As a result, and assuming the Company is otherwise in compliance with the terms of the applicable Revolving Credit Agreement, as amended, and has sufficient Borrowing Base assets, the amount available for borrowing under the Revolving Credit Facility, without having to meet any Fixed Charge Coverage Ratio, is increased from approximately $62.5 million to $70 million for calendar year 2022.

Amendment No. 3 also contemplates a pledge within sixty (60) days by Tessco Inc. to Wells Fargo of the 184,000 square foot Hunt Valley, Maryland Global Logistics Center (the “GLC”), pursuant to a mortgage in form and substance satisfactory to Wells, to be delivered by Tessco Inc. as additional collateral for the Obligations under the Revolving Credit Facility. The terms of Amendment No. 3 provide for release of the mortgage upon achievement by the Company of certain financial metrics, including a 1:1 Fixed Charge Coverage Ratio for at least six consecutive months and a minimum Excess Availability of $17.5 million, and the absence of any Default or Event of Default. The Company had previously agreed not to pledge or encumber the GLC without the consent of Wells Fargo. Capitalized terms used in this and the immediately preceding paragraph shall have the meanings ascribed to them under the Revolving Credit Agreement, as amended, including pursuant to Amendment No. 3.

The foregoing discussion of Amendment No. 3, is not complete and is qualified in its entirety by reference to Amendment No. 3, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated herein by reference, and by the other terms and provisions of the Revolving Credit Agreement, as previously amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Real Estate Note dated as of December 21, 2021 by Tessco Reno Holding, LLC, as Maker, to Symetra Life Insurance Company, as Lender
10.2	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of December 21, 2021 from TESSCO Reno Holding, LLC to certain Trustees for the benefit of Symetra Life Insurance Company
10.3	Amendment No. 2 to Credit Agreement and Consent dated as of December 29, 2021, among TESSCO Technologies Incorporated, the additional borrowers party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for each member of the Lender Group, and as Lender
10.4	Lease Agreement dated December 29, 2021 by and between Tessco Reno Holding, LLC and Tessco Incorporated
10.5	Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guaranty and Security Agreement dated January 5, 2022, among TESSCO Technologies Incorporated, the additional borrowers party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for each member of the Lender Group, and as Lender
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Senior Vice President, Chief Financial Officer, and Corporate Secretary

Dated: January 6, 2022

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